Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 27, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2012 of HeartWare International, Inc., which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned reports.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

January 27, 2014